EXHIBIT 10.5


                      PURCHASE AND SALE OF BUSINESS ASSETS

      This Agreement (the "Agreement") is made on August 1, 2004, (the "Effective Date") between National Abrasive Systems, Co. ("Seller"), and AmeriChip Tool and Abrasives, LLC, ("Purchaser"), a wholly owned subsidiary of AmeriChip International, Inc. (collectively, the "Parties").

Recitals

      This Agreement is made with reference to the following facts and circumstances:

A. Seller owns and operates a certain industrial abrasives sales business and the assets used in connection with such business (the "Business") under the name of National Abrasive Systems, Co. (the "Name"), located at 12933 West Eight Mile Road, Detroit, Michigan 48235.
B. Seller desires to sell and Purchaser desires to purchase Seller's interest in the "Purchased Assets," as defined in this Agreement.
C. Richard Zyla and Thomas Howard, the shareholders ("Shareholders") of Seller will receive a substantial economic benefit derived from Purchaser's purchase of the Purchased Assets from Seller. In exchange, Shareholders agree to make the representations, warranties, and covenants set forth in this Agreement. In addition, Seller and Shareholders agree not to compete with Purchaser in the conduct of the Business as provided in a non-competition agreement attached to this Agreement as Exhibit 1 and as a condition to Purchaser's purchase of the Purchased Assets from Seller. D. The Parties agree as follows:


                                   Agreement

      1. Agreement to Purchase and Sell.
      1.1. Assets Purchased and Sold. At the Closing (as defined in this Agreement), Purchaser shall buy and Seller shall sell, assign, convey, transfer, set over, and deliver (by appropriate instrument of transfer) to Purchaser all of the assets, rights, and interests of every conceivable kind or character whatsoever, whether tangible or intangible, that on the Closing Date (as defined in this Agreement) are owned by Seller or in which Seller has an interest of any kind. These include, without limitation, the following, (collectively, the "Purchased Assets"):
A. Trade Fixtures. Trade fixtures and equipment, as defined in the Michigan Uniform Commercial Code, MCLA 440.1101-.1102 (the "UCC"), including but not limited to those items listed in Exhibit 2;
B. Inventory. All inventory of any kind or description, whatsoever, wherever located, which is owned by the Seller at the time of closing;
C. Miscellaneous Items. All patents, logos, slogans, trademarks, copyrights, know-how, processes, trade secrets, formulae, inventions, telephone numbers, telephone listings, computer programs, software programs, software and technical libraries, engineering data, electronic data bases, all drawings, license agreements and all other intellectual and/or proprietary information and property and applications therefore or


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licenses thereof, used in connection with the Business, including Internet address for the Business, if any (collectively, the "Miscellaneous Items");
D. Purchase Orders. Any existing customer purchase orders which have not completed prior to the Closing (the "Purchase Orders");
E. Customer List and Miscellaneous Records. Any records, files, lists and other tangible assets that pertain to the Business, including lists and records pertaining to any one or more of the following: Seller's customers, suppliers, advertising, promotional material, sales, services, delivery, and/or operations, except those items, if any, required to be retained by law, including accounting records and returns (collectively, the "Customer List and Miscellaneous Records");
F. Remote Assets. All assets located off site from the Location or in the possession of others, but used in connection with the Business (collectively, the "Remote Assets"). The situs of the Remote Assets and the person or entity in possession or control thereof shall be delivered by Seller to Purchaser at the Closing;
G. Contracts. All contracts and service agreements (collectively, the "Contracts") shall be delivered by Seller to Purchaser at the Closing;
H. Sales, Contracts and Service Records. All contracts and service records for sales, services, or leasing relating to the Business (collectively, the "Sales Contracts/Service Records") shall be delivered by Seller to Purchaser at the Closing; and
I. Goodwill. The goodwill, telephone fax numbers, yellow-page advertisements, and Seller's right to use the registered name, and all related names and derivations, including the Business Internet address, if any (collectively, the "Goodwill").

      1.2. Excluded Assets. Except as otherwise set forth in this Agreement, this Agreement contemplates the purchase and sale, inclusive of assignments, of the Purchased Assets. This Agreement specifically excludes, however, the following assets (collectively, the "Excluded Assets"):
A. The miscellaneous items of personal property and possessions of Shareholders including any policy of life insurance and cash surrender value of such life insurance upon life of any Shareholder; and
B. Seller's assets not specifically or by inference included in the above paragraphs or attached Exhibit.
      1.3. Liabilities Excluded. Purchaser does not assume nor shall Purchaser be obligated for any liabilities or responsibilities whatsoever of Seller or the Business as conducted by Seller through the Closing Date, inclusive of obligations or liabilities resulting from Seller's total or partial withdrawal from any pension, profit sharing, or retirement plans (the "Excluded Liabilities").

      2. Purchase Price. Purchase Price


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      The purchase price for the Purchased Assets is Two Hundred Fifty Thousand
Dollars ($250,000.00); additionally Richard Zyla shall transfer his One Thousand shares of common stock in the Seller back to Seller and receive One Hundred Twenty Five Thousand (125,000) shares of free trading common stock of AmeriChip International, Inc.; and Thomas Howard shall transfer his One Thousand shares of common stock in the Seller back to the Seller and receive Twenty Five Thousand (25,000) shares of free trading common stock of AmeriChip International, Inc., (the "Purchase Price"). This shall take place at time of closing.

      3. Terms of Payment
      3.1 Promissory Note. Two Hundred Fifty Thousand Dollars ($250,000.00) shall be paid pursuant to the terms and provisions of a promissory note (the "Note") that Purchaser shall execute at the Closing. The Note will provide for monthly installment payments of Seven Hundred Twenty Nine and 17/100 Dollars ($729.17) representing interest only for the first six months commencing one month after the date of execution of the note at the option of the Purchaser; thereafter monthly payment shall be Two Thousand Four Hundred Seventeen ($2,417.00) Dollars or more, at the option of the Purchaser; the payments shall include interest on the unpaid balance. Interest shall accrue on the unpaid balance at a rate of three and one-half percent (3-1/2%) per annum. The installment payments of the Note shall continue monthly until the principal and interest are fully paid; provided, however, that the unpaid principal and interest shall be fully paid no later than ten (10) years from the effective date of the Note. There shall be no penalty for prepayment of the note. A copy of the Note is attached as Exhibit 3.
      3.2 Security Agreement. As security for the payment of the Note owed to Seller, by Purchaser, the Purchaser shall execute a security agreement granting a security interest to Seller in the assets described in this Agreement (the "Security Agreement") together with a UCC-1 financing statement (the "Financing Statement"). A copy of the Security Agreement is attached as Exhibit 4, and a copy of the Financing Statement is attached as Exhibit 5.

      4. Adjustments.
      At the Closing, the following shall be adjusted or apportioned and, to the extent practicable, all such prorations shall be computed and paid at the Closing, and to the extent not practicable, as soon as practicable after the
Closing:
      4.1 Taxes on Purchased Assets. Purchaser shall pay all taxes and assessments, extraordinary as well as ordinary, that may be levied on any Purchased Assets which become due after the Closing Date and which arise from actions of Purchaser after the Closing; provided that Seller shall pay for all taxes upon Purchased Assets that arise from Seller's ownership or operation of the Business on or before the Closing and which may be due on, before, or after the Closing Date. Current personal property taxes shall not be prorated.
      4.2 Miscellaneous Business Taxes. All Social Security, sales, use, withholding, and single business taxes for all years up to and including the last completed tax year and all quarters for the current tax year immediately preceding the Closing Date shall be paid in full by Seller when payment of such amounts shall become due.
      4.3 Miscellaneous. If applicable, adjustments shall be made for payroll and any other prepaid items, and any other unspecified unpaid taxes.
      4.4 Transfer Fees; Sales Taxes. Purchaser shall pay all transfer fees and applicable sales taxes, if any, (but excluding Seller's income or other taxes in the nature thereof) arising under or on account of the purchase and sale of the Purchased Assets.


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      5. Title.
      The assets described in this agreement are subject to a lien in favor of Huntington Bank, Mt. Clemens, Michigan, See Exhibit 6.
      5.1 Agreement of Payment. In addition to the warranties and representations contained in this Agreement, if for any reason any taxing authority, creditor or third party, in addition to Huntington Bank, who is owned a debt by Seller on or before the Closing, or who otherwise possesses any type of right or interest in the Purchased Assets arising from ownership or operation of the Business, including the Purchased Assets, by Seller prior to the Closing, holds or obtains a lien on the Purchased Assets, then the following shall apply:
A. Seller, on written notice given by Purchaser to Seller, shall pay such monies arising from the ownership or operation of the Business, including the Purchased Assets, by Seller prior to the Closing required to prevent the seizure of the property;
B. In the event of default by Seller as to the foregoing, Purchaser, shall have the right to pay for the same and/or obtain the release of lien, if any, and receive a credit toward the payment of any obligations owing by Purchaser to Seller until the indebtedness is paid in full or satisfied; and
      5.2 Disclosure. Before the Closing, Seller shall furnish to Purchaser a true and complete list of all existing creditors. This list shall set forth the names and addresses of all of Seller's creditors and shall contain information regarding the nature and extent of the claim or claims of each creditor. Seller shall afford to Purchaser or Purchaser's authorized representatives access to Seller's books and records related to each claim and shall furnish Purchaser with such financial and operating data and other information regarding each such claim as Purchaser may from time to time reasonably request.

      6. Representations, Covenants, and Warranties of Seller.
      Seller and Shareholders (as evidenced by the signature of Shareholders) represent, covenant, and warrant the following to be true, which representations, covenants, and warranties shall survive the Closing:
      6.1 Status of Seller. Seller is a Michigan corporation duly organized, validly existing and in good standing under the laws of the State of Michigan; and, further, is properly authorized, according to its Articles of Incorporation and Bylaws and duly adopted Resolutions, to enter into and carry out the transactions contemplated by this Agreement. See Exhibit 7.
      6.2 Authority. When executed, this Agreement and all instruments necessary to carry out the transactions contemplated by this Agreement (the "Related Documents") will be legal, valid, and binding obligations of each party signing such instruments on behalf of Seller.
      6.3 Absence of Undisclosed Liabilities. Notwithstanding anything contained in this Agreement to the contrary, except to the extent stated in paragraph 5, above, Seller has no undisclosed liabilities or obligations. Seller represents that Seller does not know or have reasonable grounds to know of any basis for the assertion against Seller, as of any liability of any nature or in any amount not fully reflected in Exhibit 6.
      6.4 Title to Properties. Seller has good and marketable title to all its properties and assets, including those reflected in the Financial Statements (except those since sold or otherwise disposed of in the ordinary course of business), subject to no lien, encumbrance, security interest except as disclosed in paragraph 5, above. Further, except as set forth in this Agreement, there are no imperfections of title that would affect the marketability of title of Seller's assets.


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      6.5 Seller's Name. Seller agrees that from and after the Closing Date,
Purchaser shall have the right to use in or in connection with the conduct of any business (whether carried on by Purchaser directly to through any affiliate)
(1) the Name; or (2) any part or portion of the Name, either alone or in combination with one or more other words. Seller warrants to Purchaser that it has taken all necessary action to protect the Name in the State of Michigan and agrees to take or cause to be taken any and all steps or actions that shall be or become permissible, proper, or convenient to enable or permit Purchaser to use the Name, or any portion of the Name, either alone or in combination with one or more other words, except as presently restricted. It is contemplated that on or as soon as practicable after the Closing Date, Seller will terminate Seller's interest in the Name. After the Closing Date, Seller agrees that it will not use the Name directly or indirectly, either alone or in combination with one or more other words, in or in connection with any business, activities, or operations that Seller directly or indirectly may carry on or conduct.
      6.6 Status of Contracts. Seller has, to the best of Seller's knowledge, complied with all of the provisions of contracts described in this Agreement and of all other contracts and commitments to which Seller is a party. Further, other than those contracts or agreements specifically described in this paragraph, Seller has no contract or commitment extending beyond the Closing Date.
      6.7 Insurance. All assets owned by Seller are and will be adequately insured against fire and casualty to the Closing Date; and, in addition, the leased premises occupied by Seller are and will be adequately insured for fire and extended coverage, personal liability, and property damage (collectively, the "Policies"). Further, the Policies are and will be outstanding and duly enforced and the premiums to become due on the Policies to the Closing Date will be paid when due. Seller has not received any notice of any cancellation of the Policies.
      6.8 Taxes; Unemployment Liabilities; Tax Returns and Audits.
A. Taxes. All personal property taxes and other taxes of any nature assessed against Seller and/or the Purchased Assets are and will be fully paid by Seller when they come due. Without limiting the generality of the foregoing, all federal, state, county, and local taxes, including without limitation, income, corporate franchise, single business, stamp, transfer, sales and use, employee withholding, and ad valorem taxes due and payable by Seller on or before the Closing Date have been or will have been paid or provided for by Seller.
B. No Dispute. Seller is not involved in any dispute with any tax authority about the amount of taxes due, nor has it received any notice of any deficiency, audit, or other indication of deficiency from any tax authority not disclosed to the Parties to this Agreement.
      6.9 Insolvency Proceedings. Seller is not involved in any proceeding by or against it in any court under the Bankruptcy Code or any other insolvency or debtor's relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, or other similar official of Seller or Seller's property.
      6.10 Condition of Purchased Assets. The following representations are made with respect to the Purchased Assets:
A. The Purchased Assets are presently operating and have been regularly maintained and will be in the same working condition as of the Closing Date.
B.    There are no known defects that have not been disclosed to Purchaser.
C. There are no known outstanding citations issued by any health, building, or other governmental agency, under the Occupational Safety and Health Act


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and/or under the Americans with Disabilities Act having jurisdiction over the operation of the Purchased Assets and/or the Business, including any claims of any violation of federal, state, or local environmental statues, regulations, ordinances, or other environmental regulatory requirements.
      6.11 No Violation or Breach. The performance of this Agreement will not be in violation of any laws, statutes, local ordinances, state or federal regulations, court or administrative order, or ruling, nor is the performance of this Agreement in violation of the conditions or restrictions in effect for financing pursuant to any loan documents, whether any such loan is secured or unsecured.
      6.12 ERISA Plans. Seller has no employee benefit plans now in effect which are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
      6.13 Full Disclosure. This Agreement and any other information furnished to the Purchaser in connection with the transactions contemplated by this Agreement neither contain any untrue statement of material fact nor omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
      6.14 Officers and Shareholders. The names of officers, and the resident agent of Seller, together with each individual Shareholder, are set forth on attached Exhibit 7.
      6.15 Patents, Trademarks, etc., of Seller. Seller will retain no patents, patent applications, trademarks, trade names, copyrights, and/or licenses.
      6.16 Customer List of Seller. Seller shall provide Purchaser with a customer list and, to that end, Seller authorizes the release of pertinent information pertaining to the customer list to Purchaser. Seller is in a position to know and knows of no intention on the part of any customer of Seller to terminate the existing contracts currently in effect with Seller.
      6.17 No Violation or Breach. The performance of this Agreement will not be in violation of any laws, statutes, local ordinances, state or federal regulations, court or administrative order, or ruling, nor is the performance of this Agreement in violation of any loan document's conditions or restrictions in effect for financing, whether secured or unsecured.
      6.18 Reliance. The foregoing representations and warranties are made by the Seller with the knowledge and expectation that Purchaser is placing complete reliance on them.

      7. Representations, Covenants, and Warranties of Purchaser.
      Purchaser represents, covenants, and warrants the following to be true, which representations, covenants and warranties shall survive the Closing:
      7.1 Status of Purchaser. Purchaser is a Michigan limited liability company duly organized, validly existing, and in good standing under the laws of the State of Michigan; and, further, is properly authorized, according to its Articles of Organization, and duly adopted Resolution, to enter into and carry out the transactions contemplated by this Agreement. A copy of Purchaser's Articles of Organization and amendment to date, are attached as Exhibit 8. Upon request of Seller, Purchaser shall provide certification of the foregoing.
      7.2 Authority. This Agreement and all Related Documents when executed will be legal, valid, and binding obligations of each party signing such instruments on behalf of Purchaser.
      7.3 Awareness of Purchaser. Purchaser acknowledges the following:
A. Purchaser has had an opportunity to examine the Purchased Assets and agrees to accept the same "As Is," subject to the remaining conditions and other provisions of this Agreement.
B. Purchaser is capable of evaluating the merits and risks of the purchase of the Assets.


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      7.4 Litigation. There are no actions, suits, or proceedings pending or, to
Purchaser's knowledge, threatened or likely to be asserted, against the Purchaser, before any court, administrative agency, or other body; and no judgment, order, writ, injunction, decree, or other similar command of any court or governmental agency has been entered against or served upon Purchaser relating to this Agreement and/or the transactions contemplated by this Agreement.
      7.5 Reliance. The foregoing representations and warranties are made by Purchaser with the knowledge and expectation that Seller is placing complete reliance on them.

      8. Miscellaneous Covenants
      8.1 Accuracy of Representations and Warranties; Satisfaction of Conditions. Seller will immediately advise Purchaser in writing if (1) any of Seller's representations or warranties are untrue or incorrect in any material respect or (2) Seller becomes aware of the occurrence of any event or any state of facts that results in any of the representations and warranties of Seller being untrue or incorrect as if Seller were then making them. Seller will not take any action, or omit to take any action, that would result in any of Seller's representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date. Seller will use its best efforts to cause all conditions within Seller's control that are set forth in this Agreement to be satisfied as promptly as practicable under the circumstances.
      8.2 Conduct of Business. Seller will use all reasonable efforts to preserve the relationships with Seller's customers, suppliers, and others having business dealings with Seller; and to preserve the services of Seller's agents and representatives, if any. Without limitation of the foregoing:
A. Seller shall not undertake any action without the prior written consent of Purchaser that, if taken before the date of this Agreement, would have been required to be disclosed on any Exhibit or required to be disclosed pursuant to the provisions of this Agreement; and
B. Seller will not undertake any action which would result in any change in the Purchased Assets, other than in the ordinary course of business consistent with past practices.

      9. Conditions Precedent to Obligations of Purchaser at Closing.
      The obligations of Purchaser to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Purchaser:
      9.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and all Related Documents shall be true and correct at and as of the Closing Date as though such representations and warranties were made on the Closing Date. Further, upon request of Purchaser, Seller shall deliver to Purchaser a certificate certifying that as of the Closing Date all of the representations and warranties of Seller contained in this Agreement are true and correct.
      9.2 Performance of Covenants. Unless otherwise agreed or waived, Seller shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement and all Related Documents require to be performed or complied with before or on the Closing Date. In addition, Seller and Shareholders shall have properly executed and delivered the Noncompetition Agreement.
      9.3 Closing Documents; Instruments of Transfer, Etc. Purchaser shall have received the following:


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A.    All bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents by third parties, and any other instruments and documents containing the usual and customary covenants and warranties of title that are consistent with the requirements and the warranties of Seller in this Agreement and that shall be convenient, necessary, or reasonably required to effectively transfer the Purchased Assets to Purchaser with good title, free and clear of all encumbrances.
B. Resolutions of the Seller's board of directors approving and authorizing this Agreement and the transactions contemplated hereby, and identifying the officer authorized to execute all documents.
      9.4 No Litigation. No action, suit, or other proceeding shall be pending or threatened before any court, governmental authority, or other lawful body seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in connection with this Agreement, or involving a claim that consummation of this Agreement shall be in violation of any law, decree, or regulation. No other material adverse actions or proceedings shall have been instituted or threatened against Seller or the Business.
      9.5 No Material Adverse Change. Except as described in this Agreement, there shall have been no material adverse change or development in the Business, its properties, results of operations, financial condition, assets, or volume of sales or service orders; and no fact or condition shall exist or be contemplated or threatened which will, or in Purchaser's reasonable judgment will be likely to, cause such a change or development.
      9.6 Fire or Other Casualty/Risk of Loss.
A. Assumption of Risk - Seller. Except as set forth in this Agreement, Seller assumes all risks of destruction, loss, or damage due to any casualty, including any liability arising out of ownership of the Purchased Assets, up to the time of the Closing.
B. Assumption of Risk - Purchaser. Notwithstanding the foregoing, Purchaser assumes all risks of destruction, loss, or damage due to any casualty caused by Purchaser's negligence and in such event Purchaser assumes all risks of destruction, loss, or damage pertaining to any of the Purchased Assets placed in the possession of Purchaser prior to the Closing, except defects in the Purchased Assets, ordinary wear and tear, and a malfunction which results from Purchaser's ordinary use of the Purchased Assets to assist Seller in the Business prior to Closing.
C. Insurance. In the event of casualty or malfunction of any of the Purchased Assets prior to Closing, Seller's insurance shall be applied toward repair or replacement of any such property. Any liability of Purchaser shall be limited to damages in excess of any insurance proceeds received by Seller or Purchaser and applied toward repair or replacement of the property. Seller shall expeditiously file a claim with its insurance carrier upon notice of any such casualty or malfunction covered by insurance.
D. Damage to Seller's Property. If any of the Purchased Assets is materially damaged at any time before the Closing, and the damages cannot reasonably be repaired on payment of the sums available by insurance settlement or from any sums to be paid by Purchaser to Seller at the Closing, Purchaser, at Purchaser's option, shall have the right to terminate this Agreement and, upon giving notice of such election, Purchaser shall be relieved of any obligations under this Agreement. This paragraph shall not apply if damages are caused by Purchaser's negligence.


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      9.7 Possession. Purchaser shall have received operating control and possession of all of the Purchased Assets.

      10. Conditions Precedent to Obligations of Seller at Closing.
      The obligations of Seller to perform this Agreement at the Closing are subject to satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Seller:
      10.1 Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.
      10.2 Performance of Obligations of Purchaser. Purchaser shall have performed all obligations required to be performed by it under this Agreement prior to the Closing.
      10.3 Closing Documentation. Seller shall have received the following documents:
A.    The Note, Security Agreement, and Financing Statement.
B. All other instruments and documents reasonably required by this Agreement to be delivered by Purchaser to Seller, and such other instruments and documents as Seller shall reasonably request which are consistent with the provisions of this Agreement.

      11. Notices
      All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class postage prepaid, to Seller, at Seller's address given in this Agreement, or to Purchaser, at Purchaser's address given in this Agreement, or to any other address that Purchaser or Seller shall designate in writing.

      12. Indemnifications.
      12.1 Indemnification by Seller. Seller shall defend, indemnify, and hold harmless Purchaser and Purchaser's agents and employees, heirs, representatives, successors, and assigns from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable legal fees) in connection with or resulting from:
A. All debts, liabilities, and obligations of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise;
B. Any inaccuracy in any representation or breach of any warranty of Seller contained in this Agreement or the Noncompetition Agreement; and
C. Any failure by Seller to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Seller under this Agreement or the Noncompetition Agreement.

      12.2 Indemnification by Purchaser. Purchaser shall defend, indemnify, and hold harmless Seller and Seller's agents and employees, representatives, successors and assigns from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable legal fees) in connection with or resulting from:
A. All debts, liabilities, and obligations of Purchaser, whether accrued, absolute, contingent, known, unknown, or otherwise;


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B.    Any inaccuracy in any representation or breach of any warranty of
Purchaser contained in this Agreement; and
C. Any failure by Purchaser to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Purchaser under this Agreement.

      13. Termination of Agreement. Except as otherwise specifically set forth in this Agreement:
      13.1 Right of Termination. This Agreement may be terminated at any time before the Closing Date as follows:
A.    By Purchaser and Seller in a written instrument;
B.    By Purchaser or Seller if the Closing does not occur on the Closing Date;
C. By Purchaser or Seller if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other Party, and such breach by its nature cannot be cured before the Closing; or
D. By Purchaser or Seller if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, and this breach is not cured within ten (10) business days after the breaching Party or Parties receive written notice of the breach from the non-breaching Party.

      13.2 Effect of Termination; Election of Remedies. If this Agreement is terminated:
A. As provided in subparagraph 13.1 A., this Agreement shall forthwith become void and have no effect, except for provisions of next succeeding sub-paragraph.
B. As provided in subparagraphs 13.1 B.-D., no Party shall be relieved or released from any liabilities or damages arising out of such Party's breach of any provision of this Agreement; however, in the event of Purchaser's breach, Seller, at Seller's option, may by written notice declare a forfeiture and elect any such remedies as allowed by law.

      14. Closing.
      14.1 Closing Date. The Closing shall be held on or before August 1, 2004, or such later date as may be agreed upon by the Parties (the "Closing Date").
      14.2 Closing Location. The Closing shall be held on the Closing Date at such location as may be agreed upon by the Parties.
      14.3 Documents. At the Closing and at any time after it, the Parties shall execute all documents necessary to put into effect the terms of this Agreement.

      15. Miscellaneoous
      5.1 Amendment. This Agreement shall not be amended, altered, or terminated except by a writing executed by each Party.
      15.2 Choice of Law. This Agreement shall be governed in all respects by the laws of the State of Michigan.
      15.3 Headings. The paragraph headings used in this Agreement are included solely for convenience.

      15.4 Entire Agreement. This Agreement sets forth the entire understanding of the Parties; further, this Agreement shall supersede and/or replace any oral or written agreement(s) relating to this subject matter entered into by the Parties before the date of this Agreement.
      15.5 Waiver. The waiver by any party of any breach or breaches of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach of any provision of this Agreement.
      15,6 Binding Effect. This Agreement, inclusive of its terms and provisions, shall survive the Closing and shall be binding on and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors, and assigns of the Parties.
      15.7 Construction of Agreement. Each Party has reviewed and revised this Agreement and has had equal opportunity for input into this Agreement. Neither Party shall be construed to be the drafter or primary drafter of this Agreement. In the event of any dispute regarding the construction of this Agreement or any of its provisions, ambiguities or questions of interpretation shall not be construed more in favor of one Party than the other; rather, questions of interpretation shall be construed equally as to each Party.
      15.8 Consent. Unless otherwise provided, any required consent of a Party shall not be unreasonably withheld or delayed by such Party.

      Purchaser and Seller have executed this Agreement on the following dates to be effective as of the "Effective Date":


                               SELLER
                               National Abrasive Systems, Co.,
                               a Michigan Corporation


Dated: 08/01/2004              By: /s/ Marc A. Walther
                                  ----------------------------------------------
                                  Marc A. Walther
                                  Its: President



                               PURCHASER
                               Americhip Tool and Abrasives, LLC, a wholly owned subsidiary of Americhip International, Inc.


Dated:  08/03/2004                 /s/ Edward D. Rutkowski
                                  ----------------------------------------------
                               by: Edward D. Rutkowski, Vice President
                                   AmeriChip International, Inc.




                        CONSENT OF SELLER'S SHAREHOLDERS

      The undersigned shareholders of Seller, for good and valuable consideration, the receipt of which is acknowledged, joins in the above Agreement for the purpose of binding the undersigned to deliver the required

Noncompetition Agreement as set forth in this Agreement, for binding the undersigned to exchange their ownership in the Seller for common stock in the Purchaser as set forth in paragraph and for the purpose of committing the undersigned to the indemnification provisions of this Agreement, but only to the extent of the Purchase Price.


Dated: 08/01/2004              /s/ Richard Zyla
                               -----------------------------------
                               Richard Zyla



Dated: 08/02/2004              /s/ Thomas Howard
                               -----------------------------------
                               Thomas Howard


                              LIST OF EXHIBITS

1. NonCompetition Agreement

2. List of Assets

3. Promissory Note

..4. Security Agreement

5. Financing Statement


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